Exhibit 99.1

Longboard Pharmaceuticals Provides Corporate Update and

Reports First Quarter 2021 Financial Results

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Commenced multiple ascending dose (MAD) portion of the Phase 1 study for LP352, a potential treatment for severe epileptic indications; topline results expected in the second half of 2021
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Successfully completed an upsized initial public offering (IPO) raising approximately $84.8 million in total gross proceeds (before deducting underwriter and issuance costs)
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Strengthened leadership team with the addition of team members with significant life sciences experience, including Brandi Roberts as Chief Financial Officer, and leads across multiple R&D functions including clinical pharmacology, preclinical development, quality assurance, regulatory affairs, and translational science
•
Enhanced the Board of Directors with the appointments of veteran biotech and pharmaceutical leaders Dr. Corinne Le Goff and Casey Lynch

SAN DIEGO, Calif., May 10, 2021 – Longboard Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases, today provided a corporate update and reported financial results for the first quarter ended March 31, 2021.

"Over the quarter we made significant corporate, clinical and financial progress. Our key priorities were three-fold: first, strategically assemble an outstanding leadership team and Board with a wealth of pharmaceutical experience that spans across all phases of research and clinical development and commercialization; second, advance our clinical and preclinical pipeline; and finally, secure a strong financial position by completing our IPO," stated Kevin R. Lind, Longboard’s President and Chief Executive Officer. "With the accomplishment of these important foundational steps, we believe that we are well positioned to build a world-class neuroscience drug development company and we look forward to providing updates on our progress as we execute on key milestones ahead."

Program Overview:

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LP352, an oral, highly selective, centrally acting 5-hydroxytryptamine 2c receptor subtype (5-HT2c) superagonist, is in the MAD portion of a Phase 1 study with topline data expected in second half of this year. We plan to initiate a Phase 1b/2a clinical trial for the treatment of developmental and epileptic encephalopathies (DEEs) in the first quarter of 2022.

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LP143, an oral, centrally acting full agonist to the cannabinoid type 2 (CB2) receptor targeting a broad range of neurodegenerative diseases, with an initial focus in amyotrophic lateral sclerosis (ALS), is currently in Investigational New Drug (IND)-enabling studies and we anticipate submitting an IND application to the United States Food and Drug Administration (FDA) in the first quarter of 2022.

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LP659, an oral, selective, centrally acting sphingosine-1-phosphate (S1P) receptor modulator targeting a range of central nervous system neuroinflammatory diseases, is currently in IND-enabling studies and we anticipate submitting an IND application to the FDA in the second half of 2022.

First Quarter 2021 Financial Results:

Balance Sheet Highlights

At March 31, 2021, Longboard’s cash and cash equivalents balance was approximately $120.9 million and approximately 16.9 million shares of Longboard voting and non-voting common stock were outstanding.

Operating Results

Research and development (R&D) expenses: R&D expenses were $4.4 million for the three months ended March 31, 2021 compared to $0.1 million for the period from January 3, 2020 (inception) through March 31, 2020. R&D expenses for the three months ended March 31, 2021 included $2.1 million in preclinical expenses related to advancing LP143 and LP659, $1.5 million in clinical trial expenses related to LP352 and $0.6 million in personnel-related expenses.

General and administrative (G&A) expenses: G&A expenses were $1.3 million for the three months ended March 31, 2021 compared to $0.1 million for the period from January 3, 2020 through March 31, 2020. G&A expenses for the three months ended March 31, 2021 included $0.8 million of personnel-related costs and $0.4 million of professional services and legal related fees.

Net loss: Net loss was $5.7 million, or $0.84 per share, for the three months ended March 31, 2021 compared to $0.2 million, or $0.05 per share, for the period from January 3, 2020 through March 31, 2020.

About Longboard Pharmaceuticals

Longboard Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on developing novel, transformative medicines for neurological diseases. Longboard was formed in January 2020 by Arena Pharmaceuticals, Inc. (Arena) to advance a portfolio of centrally acting product candidates designed to be highly selective for specific G protein-coupled receptors (GPCRs). Longboard’s small molecule product candidates were discovered out of the same platform at Arena that represents a culmination of more than 20 years of GPCR research. Longboard is evaluating LP352, an oral, centrally acting, 5-hydroxytryptamine 2c receptor subtype superagonist, with negligible observed impact on 5-HT2b and 5-HT2a receptor subtypes, in development for the potential treatment of developmental and epileptic encephalopathies. Longboard is also evaluating LP143, a centrally acting, full cannabinoid type

2 receptor agonist, in development for the potential treatment of neurodegenerative diseases associated with neuroinflammation caused by microglial activation, and LP659, a centrally acting, sphingosine-1-phosphate receptor subtypes 1 and 5 modulator, in development for the potential treatment of central nervous system neuroinflammatory diseases.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements that involve a number of risks and uncertainties. In some cases, you can identify forward-looking statements by words such as “expected,” “potential,” “plan”, “anticipate” “focused on”, and “look forward” and include, without limitation, statements about the following: Longboard’s clinical and preclinical programs, including timing of results, initiation of clinical trials, regulatory applications, progress, milestones, plans, and potential treatments; our positioning; and our focus. For such statements, Longboard claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from Longboard’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the following: Risks related to Longboard’s limited operating history, financial position and need for additional capital; Longboard will need additional managerial and financial resources to advance all of its programs, and you and others may not agree with the manner Longboard allocates its resources; risks related to the development and commercialization of Longboard’s product candidates; Longboard’s product candidates are in the early phase of a lengthy research and development process, the timing, manner and outcome of research, development and regulatory review is uncertain, and Longboard’s product candidates may not advance in research or development or be approved for marketing; enrolling participants in Longboard’s ongoing and intended clinical trials is competitive and challenging; the duration and severity of the coronavirus disease (COVID-19) outbreak, including but not limited to the impact on Longboard’s clinical trials and operations, the operations of Longboard’s suppliers, partners, collaborators, and licensees, and capital markets, which in each case remains uncertain; risks related to unexpected or unfavorable new data; nonclinical and clinical data is voluminous and detailed, and regulatory agencies may interpret or weigh the importance of data differently and reach different conclusions than Longboard or others, request additional information, have additional recommendations or change their guidance or requirements before or after approval; results of clinical trials and other studies are subject to different interpretations and may not be predictive of future results; topline data may not accurately reflect the complete results of a particular study or trial; risks related to relying on licenses or collaborative arrangements, including lack of control and potential disputes; the entry into or modification or termination of licenses or collaborative arrangements; other risks related to Longboard’s dependence on third parties; competition; Longboard’s financial results are based in part on estimates, judgment and accounting policies, and incorrect estimates or disagreement regarding estimates or accounting policies may result in changes to Longboard’s guidance or previously reported results; product liability or other litigation or disagreements with others; government and third-party payor actions, including relating to reimbursement and pricing; risks related to regulatory compliance; and risks relate to Longboard’s and third parties’ intellectual property rights. Additional factors that could cause actual results to differ materially from those stated or implied by Longboard’s forward-looking statements are disclosed in Longboard’s filings with the Securities and Exchange Commission (SEC). These forward-looking statements represent Longboard’s judgment as of the time of this release. Longboard disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Corporate Contact:

Megan E. Knight
Head of Investor Relations
mknight@longboardpharma.com

IR@longboardpharma.com

619.592.9775

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Financial Tables Follow

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

(in thousands, except share and per share data)	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$120,851	$55,316
Prepaid expenses and other current assets	2,779	46
Total current assets	123,630	55,362
Deferred financing costs	—	876
Total assets	$123,630	$56,238
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,019	$1,213
Accrued research and development expenses	1,051	916
Accrued other expenses	699	845
Accrued compensation and related expenses	275	161
Total current liabilities	4,044	3,135
Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock $0.0001 par value; authorized shares - none and 5,600,000 at March 31, 2021 and December 31, 2020, respectively; issued and outstanding shares - none and 5,600,000 at March 31, 2021 and December 31, 2020, respectively; aggregate liquidation preference – none and $56,000 at March 31, 2021 and December 31, 2020, respectively	—	55,795
Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; authorized shares - 10,000,000 and none at March 31, 2021 and December 31, 2020, respectively; issued and outstanding shares - none at March 31, 2021 and December 31, 2020	—	—
Voting common stock, $0.0001 par value; authorized shares - 300,000,000 and 10,500,000 at March 31, 2021 and December 31, 2020, respectively; issued and outstanding shares - 12,939,140 and 3,840,540 at March 31, 2021 and December 31, 2020, respectively, both excluding 348,450 shares subject to repurchase	1	—
Non-voting common stock, $0.0001 par value; authorized shares - 10,000,000 and none at March 31, 2021 and December 31, 2020, respectively; issued and outstanding shares - 3,629,400 and none at March 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	139,684	11,708
Accumulated deficit	(20,099)	(14,400)
Total stockholders’ equity (deficit)	119,586	(2,692)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$123,630	$56,238

LONGBOARD PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share data)	Three Months Ended March 31, 2021	Period from January 3, 2020 (Inception) through March 31, 2020
Operating expenses:
Research and development	4,398	59
General and administrative	1,305	115
Total operating expenses	5,703	174
Loss from operations	(5,703)	(174)
Interest income	4	—
Net loss and comprehensive loss	$(5,699)	$(174)

Net loss per share, basic and diluted	$(0.84)	$(0.05)

Weighted-average shares outstanding, basic and diluted	6,810,407	3,711,084